Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,424,680
Unrealized Gain (Loss) on Market Value of Commodity Futures	15,094,400
Dividend Income	5,209
Interest Income	2,161
ETF Transaction Fees	3,150
Total Income (Loss)	$23,529,600

Expenses
General Partner Management Fees	$204,955
Professional Fees	50,188
Brokerage Commissions	25,176
Directors' Fees and insurance	7,373
SEC & FINRA Registration Expense	21,300
Total Expenses	308,992
Expense Waiver	(63,046)
Net Expenses	$245,946
Net Income (Loss)	$23,283,654

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/21	$331,135,796
Withdrawals (2,250,000 Shares)	(37,405,934)
Net Income (Loss)	23,283,654

Net Asset Value End of Month	$317,013,516
Net Asset Value Per Share (18,650,000 Shares)	$17.00

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596